UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2009

MARANI BRANDS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-123176

Nevada	333-123176	20-2008579
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13152 Raymer Street, Suite 1A, North Hollywood, CA  91605
(Address of principal executive offices, including zip code)

(818) 503-5200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 28, 2009, the Company obtained a short term loan in the principal amount of $200,000 from an individual lender.  The loan term matures on November 24, 2009, and the principal amount of the loan accrues interest at the rate of eight (8%) percent per annum.  Interest is payable monthly in arrears and principal is payable in three monthly installments of five thousand ($5,000) dollars with a final payment of one hundred eighty five thousand ($185,000) dollars at maturity.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Ara Zatarian was replaced as Chief Executive Officer and President of the Company upon the appointment of Margrit Eyraud to such positions, effective August 3, 2009.  Concurrently, Mr. Zatarian was appointed as Executive Vice President of Sales of the Company.

(c)           On August 6, 2009, the Company publicly announced that, effective August 3, 2009, the Company appointed Margrit Eyraud, the founder of the Company, as the Chief Executive Officer and President of the Company, replacing Ara Zatarian in such positions.  Concurrently, Ms. Eyraud was appointed to the Board of Directors of the Company and was appointed as the Chairman of the Board.  A brief description of the employment agreement between the Company and Ms. Eyraud and the stock option grant to Ms. Eyraud thereunder is included in Item 5.02(e) below.

Margrit Eyraud previously served as our Chairman of the Board, President, and Chief Executive Officer of the Company from the merger of our subsidiary FFBI Merger Sub Corp. with Margrit Enterprises International, Inc. (“MEI”) in April 2008 until her resignation effective October 1, 2008.  She had served as the Chief Executive Officer of MEI from its formation until her resignation from the Company in October 2008.  Previously, she was an Assistant Controller at Superba, Inc., Controller at Rampage Closing, Vice President of Credit at Authentic Fitness Warnaco, Inc., and Chief Financial Officer at Aheam Machine Distribution.  Ms. Eyraud earned a Bachelors Degree in Business Administration from the University of LaVerne.  Ms. Eyraud is the sister of Ara Zatarian and Ani Kevorkian, both executive officers of the Company.

(d)           Concurrent with her appointment as the Chief Executive Officer and President of the Company, Ms. Eyraud was appointed by the Board of Directors as a Director of the Company and was appointed as the Chairman of the Board.  A brief description of the employment agreement between the Company and Ms. Eyraud and the stock option grant to Ms. Eyraud thereunder is included in Item 5.02(e) below.

(e)           In connection with the appointment of Ms. Eyraud as CEO and President, Ms. Eyraud and the Company entered into an Employment Agreement dated as of August 1, 2009.  The Employment Agreement provides for a four-year employment term and an initial base salary of $180,000 per annum, subject to upward adjustment annually based on the consumer price index.  Under the Employment Agreement, the Board of Directors of the Company is to consider and propose to Ms. Eyraud a bonus compensation arrangement which will provide for an incentive bonus payable to Ms. Eyraud based upon the attainment by the Company of mutually agreeable criteria.

Under the Employment Agreement, the Company granted to Ms. Eyraud options to purchase 3,000,000 shares of common stock of the Company at a price equal to the closing price of the Company’s common stock on August 3, 2009.  The options are to be issued pursuant to a stock option plan to be adopted by the Board of Directors and approved by the shareholders of the Company and shall by subject to such other terms as provided in the plan.  The options vest as to 25% of the underlying shares of common stock on the first anniversary date of the option grant and ratably each quarter thereafter during the next three years of the term.  The options become fully vested and exercisable upon the Company’s termination of Ms. Eyraud’s employment under the Employment Agreement Without Cause, the termination of such employment by Ms. Eyraud For Good Reason, or the Company’s termination of Ms. Eyraud’s employment due to death or Disability (as each term is defined in the Employment Agreement, a copy of which is included in this Current Report as Exhibit 10.1 and incorporated herein by this reference).  The options shall have a term of 10 years and may be exercised to the extent vested, (i) by Ms. Eyraud at any time during such 10-year period, if Ms. Eyraud’s employment is terminated Without Cause or For Good Reason or due to Disability or if the employment term expires and Ms. Eyraud does not continue to be employed by the Company, (ii) by Ms. Eyraud’s personal representative within one (1) year following the date of Ms. Eyraud’s death, if Ms. Eyraud’s employment with the Company is terminated due to Ms. Eyraud’s death, and (iii) by Ms. Eyraud, if Ms. Eyraud’s employment terminates for any other reason (other than the expiration of the employment term) by Ms. Eyraud, within ninety (90) days following Ms. Eyraud’s termination of employment.

The Company also agreed to indemnify Ms. Eyraud with respect to expenses or losses that she incurs by reason of claims, investigations or proceedings in which she is involved by reason of her service as an officer, director or employee of the Company, provided that, among other things, her actions are not determined to be with deliberate intent to injure the Company or performed with reckless disregard to the best interest of the Company.

The Employment Agreement and the Indemnification Agreement contain other terms and conditions, and the full text of the each agreement is included in this Current Report as Exhibits 10.1 ans 1.02, respectively.  This summary is qualified in its entirety by reference to the full Employment Agreement and Indemnification Agreement.

Item 7.01.	Regulation FD Disclosure.

On August 6, 2009, the Company issued a news release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, providing information regarding the appointment of Ms. Eyraud as the Chief Executive Officer and President of the Company, her concurrent appointment as a director and as Chairman of the Board of the Company, the replacement of Ara Zatarian as Chief Executive Officer and President of the Company, and the appointment of Mr. Zatarian as Executive Vice President of Sales, effective August 3, 2009.

References to the Company’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.  The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD.  This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           The following exhibits are filed or furnished, depending on the relevant item requiring such exhibit, with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Employment Agreement, dated as of August 1, 2009, between the Company and Margrit Eyraud

10.2	Indemnification Agreement, dated as of August 1, 2009, between the Company and Margrit Eyraud

99.1	News Release of Marani Brands, Inc. dated August 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARANI BRANDS, INC.

Date: August 10, 2009	By:	/s/ Margrit Eyraud
Margrit Eyraud
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement, dated as of August 1, 2009, between the Company and Margrit Eyraud

10.2	Indemnification Agreement, dated as of August 1, 2009, between the Company and Margrit Eyraud

99.1	News Release of Marani Brands, Inc. dated August 6, 2009